UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

LITHIUM AMERICAS CORP.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-41788	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3260 - 666 Burrard Street

Vancouver, British Columbia, Canada V6C 2X8

(Address of principal executive offices, and Zip Code)

(778) 656-5820

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	LAC	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Transaction Agreement

As previously disclosed, on March 5, 2025, Lithium Americas Corp. (the “Company”) entered into a Transaction Agreement (the “Transaction Agreement”) with OMF Fund IV SPV M LLC (f/k/a OMF Trading IV LLC), an entity managed by Orion Resource Partners LP (collectively, the “Investor”), pursuant to which the Company agreed to (i) sell and issue to the Investor its convertible note (the “Convertible Note”) in the total original principal amount of $195 million and (ii) enter into a Production Payment Agreement (the “Production Payment Agreement”) with the Investor whereby, in consideration of $25 million from the Investor, the Company agreed to pay to the Investor certain production payments in respect of lithium processed and gross revenue generated by Phase 1 of the Thacker Pass lithium project in Humboldt County, Nevada (“Thacker Pass” or the “Project”).

On April 1, 2025, the parties consummated the transactions contemplated by the Transaction Agreement (the “Closing”).

Convertible Note

In connection with the Closing on April 1, 2025 (the “Issuance Date”), the Company issued to the Investor the Convertible Note in the total original principal amount of $195 million. The Convertible Note is convertible into the Company’s common shares, no par value (“Common Shares”), subject to certain conditions and limitations. The Convertible Note ranks pari passu in right of payment with all other outstanding and future senior indebtedness of the Company.

Interest on the principal amount of the Convertible Note accrues at a rate of 9.875% per annum from the Issuance Date. Interest is computed on the basis of a 360-day year, and is payable quarterly in arrears on the last business day of March, June, September and December of each year following the Issuance Date (each, an “Interest Date”). The first Interest Date is June 30, 2025. On each Interest Date (subject to the requirement to deliver a written notice, as set out in the Convertible Note), the Company has the option to pay the entire amount of the accrued interest payable either in cash or to capitalize accrued interest payable. The amount of any such interest payment that the Company elects to capitalize shall be included in the principal amount of the Convertible Note. The interest rate will increase to a rate of 11.875% per annum upon the occurrence and during the continuance of an event of default under the Convertible Note. The Convertible Note has a maturity date of April 1, 2030 (the “Maturity Date”). On the Maturity Date, the Company shall pay to the holder an amount in cash representing all outstanding principal (including capitalized interest) and any accrued and unpaid interest.

The Convertible Note provides a conversion right which allows the holder, at any time after the Issuance Date, to convert all or any portion of the principal amount of the Convertible Note, together with any accrued and unpaid interest (together, the “Conversion Amount”), into Common Shares at an initial conversion price of $3.78 per Common Share, subject to adjustment in accordance with the terms of the Convertible Note (the “Conversion Price”). The Company shall not issue any Common Shares pursuant to the terms of the Convertible Note and the additional $30 million in aggregate principal amount additional convertible notes on the same terms as the Convertible Note within two years (the “Delayed Draw Notes”), and the holder of the Convertible Note and the Delayed Draw Notes shall not have the right to any Common Shares otherwise issuable under the Convertible Note and the Delayed Draw Notes, collectively, to the extent that any such issuance would result in (i) the holder of the Convertible Note (together with any future holder, collectively, the “Convertible Noteholder”) and its affiliates, if acting as a group and required to aggregate their beneficial ownership of Common Shares pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), owning more than 9.99% of the issued and outstanding Common Shares at the time of the conversion, subject to a potential increase to a 19.9% cap pursuant to certain notice requirements (the “Beneficial Ownership Limitation”) or (ii) the Convertible Noteholder holding more than the lesser of (a) 19.99% of the issued and outstanding Common Shares as of immediately prior to entry into the Transaction Agreement and (b) 19.99% of the issued and outstanding Common Shares at the time of conversion (the “Conversion Cap”). In the event that the issuance of shares would result in the violation by the Convertible Noteholder of the Beneficial Ownership Limitation, the Company shall instruct the Convertible Noteholder of such violation and shall not effectuate any conversion resulting in such violation. In the event that the Company is prohibited by the Conversion Cap from issuing any additional Common Shares, the Company shall pay to the Convertible Noteholder the cash value of any Common Shares in excess of the Conversion Cap, with the value of each such Common Share being equal to the five-day volume weighted average trading price of a Common Share ending on the trading day prior to conversion notice being delivered. As a result of the Conversion Cap, the Convertible Note and the Delayed Draw Notes, collectively, have a maximum conversion amount of 43,707,080 Common Shares.

The Convertible Note provides a redemption right which allows the Company, at any time after the 30 months after the Issuance Date if the closing sale price of the Common Shares during any consecutive 30 business day period is at least 185% of the Conversion Price, to redeem all or any portion of the Convertible Note upon at least 10 (but no more than 60) calendar days’ prior written notice to the holder at a price equal to the Conversion Amount.

If the Company ceases to directly or indirectly own at least a majority of the interest in the Project or the entity holding the Project’s assets sells all or substantially all of such assets, then the Company must offer to redeem the total then outstanding and unpaid Conversion Amount at a price in cash equal to an amount such that the Convertible Noteholder receives a payment that provides for an agreed return on the Convertible Noteholder’s investment. In addition, in connection with certain changes of control of the Company, the Company must offer to redeem the total then outstanding and unpaid Conversion Amount at a price in cash equal to 101% thereof.

The Convertible Note includes customary covenants and events of default that are typical for transactions of this type. Upon the occurrence of an event of default under the Convertible Note (subject to the requirement to deliver a written notice other than in connection with certain bankruptcy-related events of default, as set out in the Convertible Note), the holder of at least 25% of the aggregate principal amount of the Convertible Note may require the Company to redeem all or any portion of the Convertible Note held by such holder in cash at a price equal then outstanding and unpaid principal and accrued and unpaid interest, if any, with respect to such principal.

Production Payment Agreement

In connection with the Closing on April 1, 2025, the Company and the Investor entered into the Production Payment Agreement.

Under the terms of the Production Payment Agreement, the Investor will receive fixed payments of $128 per tonne ($152 per tonne assuming the draw of the Delayed Draw Notes) of the total lithium produced each year at Thacker Pass (the Production Payments (as defined below) only apply to the first 41,500 tonnes of lithium processed each year and are subject to certain adjustments relating to total Phase 1 project costs) for a period of 72 quarters after first production (the “Fixed Production Payment”). The Investor will receive additional variable payments (the “Variable Production Payment” and, together with the Fixed Production Payment, the “Production Payments”) of 0.96% of total gross revenue (1.14% of total gross revenue assuming draw of the Delayed Draw Notes) for the life of the mine. The Production Payments are also subject to certain adjustments related to the tonnage of battery-grade lithium carbonate equivalent (“LCE”) sold. The Variable Production Payment is also subject to certain adjustments related to the future price of lithium.

In accordance with the terms of the Production Payment Agreement, the Company will make the Fixed Production Payment equal to the product of (i) a fixed rate and (ii) the tonnes of lithium products produced in such period. The Company will also make the Variable Production Payment equal to the product of (i) a payment percentage and (ii) the gross revenue from Thacker Pass.

The Fixed Payment Rate is calculated as the product of: (i) a base rate of $128 per tonne (increasing annually by the United States Producer Price Index) of the total lithium processed each year at Thacker Pass for a period of 72 quarters after first production and (ii) certain specified factors that may, as applicable, (x) increase if the Delayed Draw Notes are issued, (y) increase based on the total cost of the construction of Phase One of Thacker Pass and (z) decrease on the cumulative volume of battery grade LCE sold over the life of the mine at Thacker Pass. The Variable Production Payment Percentage is calculated on a quarterly basis as the product of: (i) a specified percentage and (ii) the above specified factors.

The Production Payments will be deferred if Lithium Nevada LLC is subject to the restricted payment limitations of the previously announced $2.26 billion loan from the DOE (the “DOE Loan”) and in such case, the Company does not otherwise have sufficient cash on hand from other sources (or readily available to it). Deferred Production Payments are subject to interest of 15% per annum thereafter, provided that interest will not accrue on any deferred

Production Payments until the one year anniversary of the first production of lithium products. Upon the restricted payment limitations under the DOE Loan being lifted, the entire amount of the deferred Production Payments, plus interest payable thereon will become due within 15 calendar days. While Production Payments are deferred and unpaid, the Company is not permitted to pay dividends or distributions.

Pursuant to the Production Payment Agreement, in certain circumstances, either of the Company or the Investor may be entitled to seek, and the other party may be entitled to pay, liquidated damages in addition to the other rights and remedies. Moreover, the Company will be subject to customary operating covenants for agreements of this type, including without limitation, for differing time periods, restrictions on the Company’s ability to incur additional indebtedness, restrictions on material changes to the mine plan and construction budget, obligations to maintain the property comprising the Thacker Pass project, and monthly and quarterly reporting obligations.

Registration Rights Agreement

In connection with the Closing on April 1, 2025, the Company entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company will file with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable, but in no event more than 45 calendar days after the Closing (the “Filing Deadline”), a registration statement covering the resale of the Common Shares issuable upon conversion of the outstanding Convertible Note. The Registration Rights Agreement also requires the Company to use reasonable best efforts to have such registration statement declared effective by the SEC 90 calendar days after the Filing Deadline, in the case of a filing on Form S-1, and 60 calendar days after the Filing Deadline, in the case of a filing on Form S-3. Moreover, pursuant to the Registration Rights Agreement, in certain circumstances where the Company has failed to cause a registration statement become or continue to be effective, the Investor may be entitled to seek, and the Company may be entitled to pay, ongoing liquidated damages.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Transaction Agreement and the Convertible Note is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K relating to the issuance of the Convertible Note pursuant to the Transaction Agreement and the Common Shares that may be issued upon conversion of the Convertible Note is incorporated by reference into this Item 3.02. The Convertible Note was issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of Common Stock that may be issued upon conversion of the Convertible Note will be offered and sold in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) or Section 3(a)(9) thereof and/or and Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure

On April 1, 2025, the Company issued a press release announcing the Closing and the final investment decision for Phase 1 of Thacker Pass with General Motors Holdings LLC, its Thacker Pass joint venture partner. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 is being “furnished” pursuant to General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description

99.1	Press Release, dated April 1, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LITHIUM AMERICAS CORP.
(Registrant)

Dated: April 7, 2025	By:	/s/ Jonathan Evans
Jonathan Evans
Chief Executive Officer